Exhibit 32.1

CERTIFICATION

In connection with the Quarterly Report of Akesis Pharmaceuticals, Inc. (the “Company”) on Form 10-Q for the period ending September 30, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Carl P. LeBel, President, Chief Executive Officer and Director (Principal Executive Officer) of the Company, and John T. Hendrick, Chief Financial Officer (Principal Financial and Accounting Officer) of the Company, each certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Carl P. LeBel
Carl P. LeBel
President and Chief Executive Officer

/s/ John T. Hendrick
John T. Hendrick
Chief Financial Officer

November 5, 2008

THIS CERTIFICATION “ACCOMPANIES” THE REPORT, IS NOT DEEMED FILED WITH THE SEC AND IS NOT TO BE INCORPORATED BY REFERENCE INTO ANY FILING OF THE COMPANY UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (WHETHER MADE BEFORE OR AFTER THE DATE OF THE REPORT), IRRESPECTIVE OF ANY GENERAL INCORPORATION LANGUAGE CONTAINED IN SUCH FILING. A SIGNED ORIGINAL OF THIS CERTIFICATION HAS BEEN PROVIDED TO THE COMPANY AND WILL BE RETAINED BY THE COMPANY AND FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.